EXHIBIT 6.(d)


                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts", and to the use of our report dated February 14, 2002 with respect to the statutory-basis financial statements of TIAA-CREF Life Insurance Company included in the Registration Statement (Form S-6 No. 333-62162) and related Prospectus of TIAA-CREF Life Separate Account VLI-1, dated May 1, 2002.

                                            /S/ ERNST & YOUNG LLP
                                           -----------------------------
                                                Ernst & Young LLP


New York, NY
April 30, 2002